UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 8, 2013

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Kaydon Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on (1) the election of directors, (2) approval of the Kaydon Corporation 2013 Directors Equity Plan (3) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013, and (4) an advisory vote on executive compensation. The results were as follows:

Proposal 1. Election of Directors

                Each of the nominees for Director was an incumbent and all nominees were elected. The following table sets forth the results with respect to each nominee:

Nominee	For	Withhold	Broker Non-Votes
Mark A. Alexander	26,299,641	1,103,202	2,571,733
David A. Brandon	26,315,371	1,087,472	2,571,733
Patrick P. Coyne	26,299,783	1,103,060	2,571,733
William K. Gerber	27,013,392	389,451	2,571,733
Timothy J. O’Donovan	27,012,203	390,640	2,571,733
James O’Leary	26,687,829	715,014	2,571,733

Proposal 2. Approval of the Kaydon Corporation 2013 Directors Equity Plan

The stockholders approved the Kaydon Corporation 2013 Directors Equity Plan with the following votes:

For	Against	Abstain	Broker Non-Votes
26,686,891	549,441	166,511	2,571,733

Proposal 3. Ratification of Independent Registered Public Accountants

               The stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 with the following votes:

For	Against	Abstain
29,460,157	379,441	134,978

Proposal 4.  Non-Binding Vote on Executive Compensation

The stockholders approved, by non-binding vote, the compensation paid to the Company’s executive officers with the following votes:

For	Against	Abstain	Broker Non-Votes
22,478,407	4,619,032	305,404	2,571,733

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 9, 2013	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel and Secretary

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